Exhibit 99.1

FREMONT MICHIGAN INSURACORP, INC.

933 East Main Street

Fremont, Michigan 49412

June 24, 2011

Dear Agent Shareholder:

We have previously sent to you proxy materials for the Special Meeting of Shareholders of Fremont Michigan InsuraCorp, Inc. (“FMIC”) to be held on July 22, 2011. Your Board of Directors recommends that shareholders vote FOR the proposed merger of FMIC pursuant to the Agreement and Plan of Merger dated April 15, 2011, by which FMIC will become a wholly owned subsidiary of Auto Club Insurance Association.

Please refer to the proxy materials for more information. You may also access the proxy materials on the internet at: http://www.cfpproxy.com/5722

The merger cannot be completed unless it is approved by the affirmative vote of the holders of at least a majority of all outstanding shares of FMIC common stock entitled to vote at the special meeting. Therefore, your vote is important, no matter how many shares you own. If you have not already done so, please vote TODAY.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-888-750-5834.

Very truly yours,

Richard E. Dunning

President and Chief Executive Officer